                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Summary Consolidated Financial Information," "Selected Consolidated Financial Information" and "Experts" and to the use of our report dated September 3, 1993 included in the Registration Statement on Form S-3 and related Prospectus of IMC Fertilizer Group, Inc for the registration of 4,600,000 shares of the Company's Common Stock.

Ernst & Young

Chicago, Illinois

April 11, 1994